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                                                                    EXHIBIT 10.2


                                   AMENDMENT
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                                       TO
                                       --
                             OGLEBAY NORTON COMPANY
                             ----------------------
                      SPECIAL SUPPLEMENTAL RETIREMENT PLAN
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          WHEREAS, OGLEBAY NORTON COMPANY ("Oglebay") adopted the Special
Supplemental Retirement Plan (the "Special Plan") for the benefit of JOHN N. LAUER ("Lauer"), effective December 17, 1997, as contemplated by the Employment Agreement, effective December 17, 1997, entered into between Oglebay and Lauer (the "Employment Agreement"); and

          WHEREAS, Oglebay and Lauer wish to amend the terms of the Special Plan to provide for the availability of certain additional benefits to Lauer in the event of a Change of Control, as defined below, subject to the terms and conditions set forth herein.

          NOW, THEREFORE, Oglebay and Lauer hereby agree to amend the Special Plan by adding thereto a new provision as Section 9 thereof to provide as follows:

          9.   Change of Control.

          (a) "Change of Control" shall have the meaning ascribed to such term under Section 14.6 of the Employment Agreement, and a Change of Control shall be deemed to have occurred for the purposes of the Special Plan under the circumstances set forth in, and subject to the terms and conditions of, such Section 14.6. In the event of the occurrence of a Change of Control, and the termination by Lauer of his employment with Oglebay pursuant to
     Section 5.6 of the Employment Agreement, Lauer shall be eligible for the Enhanced Benefit, as defined in, and pursuant to the terms and conditions set forth in, paragraph (b) of this Section 9.

          (b) The "Enhanced Benefit" shall mean a retirement benefit in an amount determined otherwise in accordance with Section 2 of the Special Plan, provided that Lauer shall be (i) credited for benefit accrual purposes with the greater of five years of service or the actual number of years of service with which he is otherwise credited under the terms of the Salaried Plan and (ii) deemed to have a vested and non-forfeitable right to the benefit so determined under clause (i), subject to Section 5 and
     Section 6 of the Special Plan. The Enhanced Benefit shall be payable to Lauer in lieu of, and not in addition to, any other benefit payable pursuant to Section 2 of the Special Plan, and only upon Lauer's termination under the circumstances described in paragraph (a) of this
     Section 9. The Enhanced Benefit shall be paid, not more than thirty days following Lauer's termination of employment, in the form of a single lump sum amount, the present value of which shall be determined by application of the GATT Actuarial Factors, as defined in paragraph (c) of this Section
     9. The lump sum form of payment shall be available to Lauer only with respect to the Enhanced Benefit and shall be in lieu of any
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     other optional form of payment which would otherwise be available pursuant to Section 3 of the Special Plan.

          (c) "GATT Actuarial Factors" shall mean the GATT Mortality Table and the Treasury Rate. The "GATT Mortality Table" shall mean the mortality table based on the prevailing commissioners' standard table (described in Section 807(d)(5)(A) of the Internal Revenue Code) used to determine reserves for group annuity contracts issued on the date as of which the actuarially equivalent lump sum amount is determined (without regard to any other subparagraph of Section 807(d)(5) of the Internal Revenue Code), that is prescribed by the Commissioner of the Internal Revenue Service in revenue rulings, notices, or other guidance published in the Internal Revenue Bulletin. The Treasury Rate shall mean the annual interest rate on 30-year Treasury Securities determined as of the time set forth under the Salaried Plan for establishing the applicable interest rate for calculating actuarially equivalent benefits to be distributed on the date the lump sum payment of the Enhanced Benefit is made.

          IN WITNESS WHEREOF, Oglebay and Lauer have executed this Amendment to Oglebay Norton Company Special Supplemental Retirement Plan, Oglebay by the duly authorized Chairman of the Compensation, Organization and Governance Committee of its Board of Directors, as of the 30th day of June, 2000.

                                    OGLEBAY NORTON COMPANY



                                     By /s/ Albert C. Bersticker
                                        -------------------------------
                                        Albert C. Bersticker, Chairman
                                        Compensation, Organization and
                                        Governance Committee


                                        /s/ John N. Lauer
                                        -------------------------------
                                        John N. Lauer